Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Energy Partners, Ltd.

Dated: July 3, 2008

DEBELLO INVESTORS LLC

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President and Assistant Secretary

WEXFORD ALPHA TRADING LIMITED

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President

WEXFORD CATALYST INVESTORS LLC

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President and Assistant Secretary

WEXFORD CATALYST TRADING LIMITED

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President

WEXFORD SPECTRUM TRADING LIMITED

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President

WEXFORD CAPITAL LLC

By: /s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and Secretary

/s/ Charles E. Davidson
Charles E. Davidson

/s/ Joseph M. Jacobs
Joseph M. Jacobs